15

                       PURCHASE AGREEMENT


     1. PARTIES. This Purchase Agreement is made this 12th day of June 2000 by and between AEI Net Lease Income & Growth Fund XIX Limited Partnership, AEI Net Lease Income & Growth Fund XX Limited Partnership, and AEI Income & Growth Fund XXI Limited Partnership, a Minnesota Limited Partnership, hereinafter "Seller" (whether one or more), and MAH Properties LLC and/or assigns, a Minnesota Limited Liability Company hereinafter "Purchaser", for the sale and purchase of the property described in the following paragraph.

     2.    PROPERTY.   Seller hereby sells and  Purchaser  hereby
buys real property located in Dakota County, Minnesota legally described as follows:

     Lot  Two  (2),  Block  One (1), Apple Valley  Retail  Second
     Addition, City of Apple Valley, County of Dakota,  State  of
     Minnesota.

     The property sold hereunder shall include all fixtures, machinery, equipment, appliances and personal property owned by Seller and located in, on or about the above real property and used or intended to be used with or in connection with the use, operation or enjoyment.

     3.     PURCHASE  PRICE.   The  property  described  in   the
preceding paragraph is hereby sold to the Purchaser for the sum of Two Million Five Hundred Thousand and No/100 ($2,500,000.00) Dollars which the Purchaser agrees to pay in the following manner:

     $25,000.00 earnest money, by check, receipt of which is hereby acknowledged. Earnest money paid hereunder shall be deposited in an interest bearing account at Commercial Partners Title, LLC, upon execution by Seller of this Purchase Agreement. All interest upon the earnest money shall be credited to the Purchaser unless such earnest money shall be forfeited to the Seller in accordance with the terms of this Purchase Agreement, in which event the interest shall be credited to and received by the Seller.

     $2,475,000.00, cash, at the time of closing.

     4. PERMITTED ENCUMBRANCES. Upon and subject to performance by Purchaser, the Seller shall execute and deliver to Purchaser on the date of closing a Limited Warranty Deed conveying marketable title to said property subject only to the following:

          a. Reservations of minerals or mineral rights by the State of Minnesota, if any.

          b.     Building,  zoning  and  subdivision   laws   and
     regulations.

          c. The lien of real estate taxes which are payable by Purchaser hereunder.

          d. Restrictions relating to use or improvement of the premises which do not conflict with present use or contain effective forfeiture provision.

          e. Utility and drainage easements which do not interfere with present improvements.

     All of the above exceptions may hereafter collectively be referred to as "Permitted Encumbrances".

     5.     SELLER'S  PERFORMANCE.   Subject  to  performance  by
Purchaser, Seller shall execute and deliver to Purchaser the following at closing:

          a. A Limited Warranty Deed, in recordable form, as aforesaid.

          b. A Bill of Sale conveying and warranting the personal property to Purchaser free of any liens.

          c. An Affidavit attesting that, on the date of closing, there are no unsatisfied outstanding judgments, tax liens or bankruptcies against or involving the Seller; that there has been no lienable skill, labor or material furnished to the property; that there are no other unrecorded interests in the property of any kind of which Seller is aware and any other standard form Seller's Affidavit which may reasonably be required for Purchaser.

          d. An assignment of leases, service and maintenance contracts, permits and licenses and any warranties and guarantees relating to the real or personal property being acquired.

          e.    Certificate of Occupancy, if applicable, or other
     evidence   issued  by  the  appropriate  governmental   body
     evidencing and authorizing the use of the real property for the purposes for which presently used.

          f. All keys and security system codes required to afford Purchaser access to the property.

          g. All other documents necessary or appropriate to complete the transaction contemplated by this Agreement agreed upon by the parties and their respective counsel.

          h. Receipt of documents satisfactory to the Purchaser terminating any existing management and service contracts effective as of the date of closing.

          i. Certification by the Seller as to the location of any above-ground or underground tanks located in or about the property and evidence of the fact that said tanks have been removed or have been filled in accordance with the specifications of the MPCA or such other governing regulatory body.

          j.     All   unrecorded   instruments,   contracts   or
     conveyances   required   to   perfect   or   evidence    the
     marketability   of  Seller's  title  to  the   property   in
     recordable form.

          k.   All security deposits in Seller's possession.

     6.   BUYER'S PERFORMANCE.  Subject to performance by Seller,
Purchaser shall deliver to Seller the following at closing:

          a. Subject to closing prorations, all sums payable by Purchaser at closing under Paragraph 3 of this Purchase
     Agreement in cash or by certified or cashier's check, bank money order, wire transfer or title company check.

          b. Such other and further documents, instruments and certificates, not inconsistent with the provisions of this agreement, executed by Purchaser that Seller shall reasonably require to carry out and effectuate the purposes and terms of this Agreement.

     7. RECORDING COSTS. Seller shall pay the deed tax imposed upon the transfer of the property to Purchaser and the cost of recording any instruments, conveyances or other documents required to perfect or evidence the marketability of Seller's title to the property. Purchaser shall pay for recording the Warranty Deed to be executed and delivered by Seller under this Agreement.

     8. SPECIAL ASSESSMENTS. All special assessments levied or pending as of the date of closing shall be paid by Seller.

     9.    REAL ESTATE TAX PRORATION.  Seller shall pay all taxes
due  in  the  year 1999 and prior years.  Taxes payable  in  2000 shall be paid prorated as of the date of closing on a daily basis based upon the calendar year.

     10.  HAZARDOUS SUBSTANCES.

          a.      SELLER'S   REPRESENTATIONS,   WARRANTIES    AND
     COVENANTS.   Seller represents, warrants and  covenants  the
     following:

               (1) To the best of Seller's knowledge, the Property does not presently contain and is free from all hazardous substances and/or wastes, toxic and nontoxic pollutants and contaminants, including but not limited to petroleum products and asbestos ("Hazardous Substances").

               (2) To the best of Seller's knowledge, the Property has not in the past been used for the storage, manufacture or sale of Hazardous Substances or for any activity involving Hazardous Substances.

               (3) To the best of Seller's knowledge and except as disclosed in the Assessment, no Hazardous Substances are located in the vicinity of the Property.

               (4) Seller shall not store, manufacture, use or sell any Hazardous Substances on or in the Property prior to closing.

               (5) Seller has not transported, or caused to be transported, any Hazardous Substances to or from the Property.

               (6)   Seller has not received and is not aware  of
          any  notification  from any federal, state,  county  or
          city   agency   or  authority  relating  to   Hazardous
          Substances on or in the Property.

               (7)   To  the  best  of  Seller's  knowledge,   no
          underground or aboveground storage tanks have every been or are located under or on the Property.

          b. SELLER'S INDEMNITY. Seller shall indemnify and hold harmless Purchaser, its successors and assigns from and against any and all liability arising from any and all claims, demands, litigation or governmental action involving any of the following:

               (1) Any breach of the representations, warranties and covenants in this Agreement.





          Without limiting the generality of the foregoing, this indemnification shall specifically cover fines, penalties, sums paid in settlement of claims or litigation, fees for attorneys, consultants and experts (to be selected by Purchaser) and costs for investigation, clean-up, testing, removal and restoration.

     11. SELLER'S WARRANTIES. Seller covenants and makes the following warranties to Purchaser to the best of Seller's knowledge.

          a. That all plumbing, electrical, mechanical and HVAC systems serving the real property and its improvements shall be in proper working order as of the date of closing.

          b. That Seller has received no notice of violations relating to the property from any city, state or other governmental agency or authority and believes the property to be in compliance with the Uniform Fire Code.

          c. There are no unrecorded interests in or rights to possession of the property except the rights of tenants in possession as tenants only.

          d. That all leases, service, supply, management or commission agreements and any agreements with tenants or third parties regarding the property that will survive closing, including a written summary of any such oral agreements, has been or will be provided to Purchaser within five (5) days after full execution of this Purchase Agreement.

          e. That all permit and licensing fees due and payable prior to the date of closing shall have been paid to said date.

          f. That no suit, action, arbitration or other proceeding or investigation is pending or threatened against or affecting Seller or the property.

          g. That all figures, documents and other information relating to the property supplied to Purchaser by Seller (to the best of Seller's knowledge as to the data furnished by third parties) are true, accurate and complete and that all information shall be updated (except data from third parties) and correct as of the closing date.

          h.     To   the   best  of  Seller's  knowledge,    all
     improvements upon the property are located entirely within the boundary lines of the property and any applicable setbacks.

          i. That all personal property of the Seller not included under the terms of this Purchase Agreement and all debris shall be removed from the property at Seller's expense prior to closing.

          j. Seller shall enter into no new leases without the Buyer's prior written consent.

     Seller's covenants shall survive the closing of the transaction and execution and delivery of instruments by the parties. Seller hereby covenants and agrees to indemnify Purchaser with respect to all loss or damage suffered by Purchaser caused or arising due to breach of the warranties of Seller contained in this Purchase Agreement.

     12. SURVIVAL OF CLOSING. All representations, warranties, agreements and indemnities contained in this Agreement shall survive the closing for one year.




     13. SURVEY. Purchaser shall forthwith obtain, at Purchaser's expense, an accurate survey of the property certified to Purchaser and any lender and/or title company designated by Purchaser as of a current date prepared by a Registered Land Surveyor acceptable to Purchaser and conforming to ALTA standards showing access, the location of all easements, buildings, improvements and encroachments, utilities and applicable setbacks, together with the legal description. Purchaser shall have the right to make written objections to title based upon said survey within 5 days after delivery thereof from the Surveyor. Any objection to title based upon survey shall be treated in the same manner as objections to title based upon the Abstract of Title or Registered Property Abstract to be delivered pursuant to this Purchase Agreement. If Purchaser does raise any objections to title based on the survey, Purchaser shall supply to Seller a copy of the survey along with the objection.

     14. EXAMINATION OF TITLE AND PERMITTED ENCUMBRANCES. Seller shall, as soon hereafter as reasonably possible and in no event later than 25 days after execution of this agreement by Seller, furnish an Abstract of Title or Registered Property Abstract covering the property, certified to date and including proper searches covering bankruptcies and state and federal judgments and liens. Purchaser shall be allowed 10 days after receipt thereof for examination of said title and the making of any objections thereto. Objections to title, including objections based upon examination of survey or regarding security interest in personal property, shall be made in writing within the time herein limited or shall be deemed to be waived and Purchaser shall be obligated to accept such title as Seller may be able to convey, without reduction of the purchase price, credit or allowance against the same without any other liability on the part of the Seller. This waiver shall survive the closing of the transaction and delivery of documents provided for by this Purchase Agreement.

     If any objection to marketability of title is made, Seller shall be allowed 120 days to make such title marketable. Pending correction of title, the closing and payments required hereunder shall be postponed. Upon correction of title and within 10 days after written notice to Purchaser, the parties shall perform this Agreement according to its terms.

     If said title is not marketable and is not made within 120 days from the date of written objection thereto as above provided, this Agreement shall be null and void at option of the Purchaser and neither Seller nor Purchaser shall be liable for damages hereunder. The sole obligation of Seller in such event shall be to refund to Purchaser all monies theretofore paid by Purchaser. Purchaser may, however, accept such title as Seller may be able to convey without reduction of the purchase price or any other credit or allowance against the same and without any other liability on the part of the Seller. Acceptance of an instrument of conveyance by Purchaser shall be deemed to be full performance and discharge of every covenant and agreement on the part of the Seller performed under this Agreement with the exception of such warranties and covenants as are specifically hereinabove identified as surviving the closing.

     15. REMEDIES. If the title to the property is to be found marketable or be made marketable within the time limited and Purchaser shall default in any of the agreements contained herein and continue in default for a period of 10 days, Seller may terminate this contract and, upon such termination, all payments made by Purchaser under this Agreement shall be retained by Seller as liquidated damages, time being of the essence hereof.

     Nothing herein shall deprive either Seller or Purchaser of the right of enforcing this Agreement by specific performance provided such actions shall be commenced within 6 months after such right of action shall arise and provided this Agreement shall not be previously terminated as aforesaid.

     16. CONTINGENCIES AND CONDITIONS PRECEDENT. This Agreement shall be subject to the following contingencies or conditions precedent:

          a. DOCUMENT DELIVERY AND REVIEW CONTINGENCY. Within five (5) days after full execution of this Purchase Agreement, Seller shall provide to Purchaser the following document and information:
               (1) Copies of building plans and specifications and a survey of the property showing present improvements to the extent that the same are in the Seller's possession or available to Seller.

               (2) Copies of any warranties or guarantees relating to the property or any fixtures or personal property located thereon.

               (3) Copies of any written notices received from any governmental agency or authority relating to the property.

               (4)   Copies  of  present leases relating  to  the
          property   and  any  addenda,  agreements  or  material
          correspondence with tenants or other relative thereto.

               (5) Copies of present rent rolls and an income and expense statement relating to the operation of the property for 1999 and current 2000.

               (6)    Copies   of  all  management  and   service
          contracts relating to the operation of the property that shall survive closing.

               (7) Lists of all personal property located on the premises.

               Purchaser may terminate this Agreement as his sole discretion within thirty (30) days following Purchaser's receipt of all of the documents referred to in subparagraphs (1), (3), (4), (5) and (6) and in paragraph (a) above.

          b. ENVIRONMENTAL INVESTIGATION. Purchaser shall have the right to obtain a Phase I Environmental Evaluation and soils investigation by parties acceptable to Purchaser. The cost of such investigation shall be paid equally by Purchaser and Seller in the event that Purchaser desires to obtain environmental and/or soils investigation. Purchaser shall obtain such report(s) within thirty (30) days following the date of full execution of this Agreement and shall have thirty (30) days after receipt of such report(s) to terminate this Agreement if the report(s) reveals a condition affecting the property which is unacceptable to the Purchaser in the Purchaser's sole discretion. Purchaser shall make arrangements for such investigation.

          c. PROPERTY INSPECTION CONTINGENCY. Purchaser and Purchaser's agent shall have the right to make a thorough examination of the property within thirty (30) days of the date of full execution of this Purchase Agreement. Purchaser shall advise the Seller, in writing within ten
     (10) days of the expiration of said thirty (30) day inspection period of any defects or conditions deemed unacceptable by the Purchaser. Seller shall, at Seller's option, either correct such conditions to Purchaser's satisfaction at Seller's expense or terminate this Purchase Agreement and refund all earnest money to Purchaser. Purchaser shall have the right to reinspect the property within five (5) days of the date of closing. Seller covenants and agrees that Seller shall maintain the property in its present condition until the date of closing and shall repair or correct any conditions noted by Purchaser upon reinspection which have occurred or arisen since the date of Purchaser's original inspection.

          D. CONTINGENCY REGARDING FINANCING. This Purchase Agreement and the obligations of Purchaser hereunder shall be contingent upon Purchaser's ability to obtain a commitment for financing from a lender of Purchaser's choice in an amount and upon terms and conditions satisfactory to Purchaser in Purchaser's discretion within thirty (30) days of the date of full execution of this Agreement. In the event that such commitment is not obtained by Purchaser, Purchaser shall have the right to terminate this Purchase Agreement by providing written notice to Seller within thirty (30) days of the date of full execution of this Purchase Agreement.

     In the event that this Purchase Agreement is terminated pursuant to any of the foregoing contingencies and conditions precedent, all earnest money, together with accrued interest, shall be promptly refunded to the Purchaser and Purchaser shall execute a termination statement or quit claims deed upon the request of Seller or Seller's agent.

     17.   NOTICE.   Any  notice required or  permitted  by  this
Purchase Agreement or the purchase money mortgage shall be considered to have been given and received if personally delivered to the parties or their agents personally or deposited in the United States mail postage prepaid by certified or registered mail addressed to the parties at the following addresses:

          Seller:           AEI Fund Management, Inc.
                            Attn:  Robert P. Johnson
                            1300 Minnesota World Trade Center
                            30 Seventh Street East
                            St. Paul, Minnesota 55101-4901

          With copies to:   Mr. Michael B. Daugherty
                            Attorney of Law
                            1300 Minnesota World Trade Center
                            30 East Seventh Street
                            St. Paul, Minnesota 55101-4901

          With copies to:   Mr. John J. Johannson
                            Welsh Companies
                            8200 Normandale Boulevard
                            Suite 200
                            Minneapolis, Minnesota 55437-1060

          Purchaser:        Mr. Mark A. Hotzler
                            MAH Properties LLC
                            18317 Java Trail
                            Lakeville, Minnesota 55044

          With copies to:   Mr. Robert D. Schwartz
                            Robert D. Schwartz Law Office
                            130 International Centre
                            900 Second Avenue South
                            Minneapolis, Minnesota 55402

     18. DESTRUCTION AND EMINENT DOMAIN. In the event the property is destroyed, substantially damaged or any part thereof shall be taken by eminent domain, this Agreement shall become null and void, at Purchaser's option, and all monies paid hereunder shall be refunded to Purchaser. Should Purchaser elect to proceed and close the transaction contemplated hereby, there shall be no reduction in or abatement of the purchase price, but Seller shall assign to Purchaser Seller's right, title and interest in and to all insurance proceeds or award resulting from such destruction or taking.

     19.   POSSESSION.   Possession  of  the  property  shall  be
granted by Seller to Purchaser on the date of closing.

     20. CLOSING. The closing shall take place at the offices of Commercial Partners Title, LLC, 330 Second Avenue South, Suite 820, Minneapolis, Minnesota 55401, on July 10, 2000 at 10:00 a.m., unless otherwise agreed by Purchaser and Seller. At closing, Seller shall deliver to Purchaser, at Seller's expense, the documents specified in paragraph 5 of this Agreement.

     21. CLOSING PRORATION. All rental and other income from the property shall be prorated as of the closing date and any such income allocable through the day of closing and thereafter which has been paid to Seller shall be credited to Purchaser. All rental and other income from the property which is paid to Purchaser or its employees after closing allocable to the period prior to the day of closing shall be paid by Purchaser to Seller upon receipt. All rental and other income from the property allocable to the period after closing which is paid after closing to Seller or its employees or agents shall be paid by Seller to Purchaser upon receipt.

     All expenses of or relating to the property shall be prorated as of the closing date. Any bills received after closing shall be paid by Seller to the extent they are allocable to the period prior to the closing date.

     All credits to Purchaser of items of income, expenses, taxes or assessments prorated or adjusted at closing shall reduce the cash portion of the purchase price payable at closing. All such credits to Seller shall increase the cash portion of the purchase price payable at closing. In the event any closing proration is based upon incorrect information, adjustment or correction thereof shall be made within sixty (60) days after the date of closing or shall be deemed to be waived.

     22 INDEMNIFICATION. Seller agrees to indemnify and hold Purchaser, its successors and assigns, harmless of and from any and all liabilities, claims, causes of action, penalties, demands and expenses of any kind or nature whatsoever (except those items which by this Agreement specifically become the obligation of Purchaser) arising out of, resulting from, relating to, or incident to the Property up to and including the date of closing or which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereof, including, without limitation, court costs and attorney's fees.

     23. SUCCESSORS AND ASSIGNS. Subject to any restriction upon assignment of this Agreement, this Agreement shall inure to the benefit of and be binding upon Seller and Purchaser and their respective heirs, executors, legal representatives, successors and assigns.

     24. TIME OF THE ESSENCE. Time is of the essence of this Agreement and the closing of the transaction contemplated hereby.

     25. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     26.   ENTIRE  AGREEMENT.   This  Agreement  constitutes  the
entire agreement of the parties relative to the sale of the property. The parties acknowledge there exists no understanding or provisions relative to the sale of the property except as set forth in this Agreement. This Agreement may not be changed, waived, discharged or terminated except in writing executed by Purchaser and Seller or canceled pursuant to statute.

     27. CONSTRUCTION. No provision of this Agreement shall be construed by any court or other judicial authority against either
Seller or Purchaser by reason of any such party being deemed to have drafted or structured such provision.

     Headings contained in this Agreement are for convenience of reference only and shall not be considered in the construction hereof.

     28. AGENT AND BROKER STATUS. Seller and Purchaser mutually represent to each other that each has had no dealings, negotiations or consultations with any broker, representative, employee, agent or other intermediary in connection with this Agreement on the sale of the Premises other than Welsh Companies whose brokerage commission will be paid by Seller and that each will indemnify, defend and hold the other free and harmless from the claims of any other brokers, representatives, employees, agents or other intermediaries claiming to have represented
Seller or Purchaser, respectively in connection with this Agreement or in connection with the sale of the Premises. The provisions of this paragraph shall survive delivery of the Deed.

     29. ATTORNEY'S FEES. If either party commences an action against the other to enforce any of the terms of this agreement or because of the breach by the other party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party reasonable attorney's fees, costs and expenses incurred in connection with the prosecution or defense of such action.

     30. OFFER AND ACCEPTANCE. This Agreement has been executed first by Purchaser and shall be deemed a continuing offer by Purchaser to Seller until June 7, 2000. If an executed and unaltered acceptance by Purchaser is not delivered to and actually received by Purchaser at the offices of Robert D. Schwartz Law Office, 130 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402, such offer shall be deemed withdrawn. If an executed and unaltered acceptance by Seller is returned to Purchaser in care of his attorney, Robert D. Schwartz, by said time, the date of such delivery shall be the date of this Agreement.

     31. DISCLOSURE. Buyer advises Seller that Mark A. Hotzler is the sole shareholder of MAH Properties LLC and is a Minnesota Licensed Real Estate Broker. This Purchase Agreement may be assigned to be a newly created entity that may have two or more Minnesota Real Estate Licenses as owners. No commission shall be payable to Buyer or its assignees




     Seller and Purchaser have executed this Agreement as of the day and year first above written.

               SELLER:    AEI Net Lease Income & Growth Fund  XIX
                          Limited Partnership,
                          A Minnesota limited partnership.

                          By:   AEI  Fund Management XIX, Inc.,  a
                          Minnesota corporation


                          By:/s/ Robert P Johnson
                                 Robert P. Johnson, President

                          AEI  New  Lease Income & Growth Fund  XX
                          Limited    Partnership,   a    Minnesota
                          corporation.

                          By:  AEI Fund Management XX, Inc.,  a
                          Minnesota corporation


                          By:/s/ Robert P Johnson
                                 Robert P. Johnson, President

                          AEI  Income and Growth Fund XXI  Limited
                          Partnership,    a   Minnesota    limited
                          partnership.

                          By:   AEI  Fund Management XXI, Inc.,  a
                          Minnesota corporation


                          By:/s/ Robert P Johnson
                                 Robert P. Johnson, President



                          PURCHASER:

                          MAH Properties LLC and/or Assigns

                          By:/s/ Mark G Hotzler

                          Its: Chief Manager

                          Date: June 5, 2000